UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2005

                     FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
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             (Exact name of registrant as specified in its charter)

       Virginia                   000-50230                    54-1873198
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(State or other jurisdiction of  (Commission                  (IRS Employer
       incorporation)            File Number)                Identification No.)

1001 Nineteenth Street North, Arlington, VA                                22209
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   (Address of principal executive offices)                           (Zip Code)

        Registrant's telephone number, including area code: (703)312-9500

                                 Not Applicable
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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c)



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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On January 11, 2005, Friedman, Billings, Ramsey Group, Inc. (the "Company") announced that it entered into a securities purchase agreement (the "Purchase Agreement"), dated January 10, 2005, by and among Neal S. Henschel, Jeffrey M. Henschel, Benjamin Henschel, Andrew Henschel and Sun Mortgage Partners, L.P. (collectively, the "Sellers"), the Company, FNLC Financial Services, Inc., a wholly owned subsidiary of the Company ("Buyer"), and NLC Financial Services, LLC ("First NLC"), pursuant to which Buyer agreed to purchase from Sellers 100% of the equity interests of First NLC for $88 million in a combination of cash and Company stock, subject to closing adjustments. The completion of the purchase is subject to customary closing conditions.

     The Company announced the execution of the Purchase Agreement in a press release, dated January 11, 2005, a copy of which is attached hereto as Exhibit 99.1, and is incorporated herein by reference as if restated in full.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

       (c) Exhibits.

          99.1 Friedman, Billings, Ramsey Group, Inc. Press Release dated January 11, 2005 (announcing execution of Purchase Agreement to acquire First NLC)



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

Date:  January 11, 2005          By:    /s/ Eric F. Billings
                                    -----------------------------------
                                 Name:  Eric F. Billings
                                 Title: Co-Chairman & Co-Chief Executive Officer